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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   September 6, 2002



                            THORNBURG MORTGAGE, INC.
             (Exact name of registrant as specified in its charter)


               MARYLAND                001-11914             85-0404134
            (State or other           (Commission         (I.R.S. Employer
             jurisdiction            File Number)        Identification No.)
           of incorporation)



                  150 WASHINGTON AVENUE, SUITE 302
                         SANTA FE, NEW MEXICO             87501
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:         (505) 989-1900


                                       N/A
         (Former name or former address, if changed since last report.)


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ITEM 5    OTHER EVENTS.

         On September 6, 2002, Thornburg Mortgage, Inc. (the "Company") entered into a Sales Agreement (the "Agreement") with Cantor Fitzgerald & Co., as sales agent (the "Sales Agent"). In accordance with the terms of the Agreement, the Company may offer and sell up to 6,501,559 shares of its common stock (the "Shares") from time to time through the Sales Agent. Sales of the Shares, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including but not limited to sales at other than a fixed price made on or through the facilities of the New York Stock Exchange, or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act of 1933, as amended. In accordance with the rules of the Securities and Exchange Commission, the aggregate gross proceeds from at-the-market sales will not exceed $90.3 million. The Sales Agent will make all sales on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and the Company.

         The Sales Agent will be entitled to a commission equal to two percent (2%) of the initial ten million dollars ($10,000,000) of the gross proceeds with respect to sales of the Shares made by the Sales Agent during any calendar month (the "Monthly Sales Threshold") plus three percent (3%) of the gross proceeds in excess of the Monthly Sales Threshold for sales of the Shares made by the Sales Agent during that same calendar month.

         ITEM 7(c)  EXHIBITS.

         The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit   Name of Exhibit

  1.9 Sales Agreement, dated September 6, 2002, between the Company and the Sales Agent


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THORNBURG MORTGAGE, INC.


Date:  September 10, 2002                 By: /s/ Michael B. Jeffers
                                             -----------------------------
                                             Michael B. Jeffers, Secretary


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                                  EXHIBIT INDEX

EXHIBIT              NAME OF
NUMBER               EXHIBIT
-------              -------
  1.9                Sales Agreement, dated September 6, 2002, between the
                     Company and the Sales Agent